Contact:
Anita Ho
Acting Chief Financial Officer
Alliance Fiber Optic Products, Inc.                                                                                  January 28, 2009
Phone: 408-736-6900 x168

AFOP REPORTS RECORD YEAR 2008 SALES AND PROFITS

Sunnyvale, CA - January 28, 2009 - Alliance Fiber Optic Products, Inc. (Nasdaq CM: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the optical network equipment market, today reported its financial results for the fourth quarter and year ended December 31, 2008.

Revenues for the fourth quarter of 2008 totaled $8,201,000, a 11% decrease from revenues of $9,214,000 reported in the fourth quarter of 2007, and are lower than the revenues of $10,829,000 reported in the previous quarter. The Company recorded net income for the fourth quarter of 2008 of $899,000, or $0.02 per share based on 41.8 million shares outstanding, compared to $1,045,000, or $0.03 per share based on 41.2 million shares outstanding, for the fourth quarter of 2007. This compares to net income for the third quarter of 2008 of $1,345,000, or $0.03 per share based on 41.6 million shares outstanding.

Revenues for fiscal year 2008 rose to $38,754,000, a 15% increase over revenues of $33,786,000 reported in the previous year. The Company recorded a net profit for fiscal year 2008 of $ 4,145,000 or $0.10 per share based on 41.6 million shares outstanding. This represents a 23% improvement compared with a net profit of $3,363,000 or $0.08 per share for the previous year. On an annual operating income basis, the Company improved significantly from a profit of $1,605,000 in fiscal year 2007 to a profit of $2,950,000 in fiscal year 2008.

Included in expenses for the quarter ended December 31, 2008 was $30,000 of stock-based compensation charges under SFAS 123(R), compared to $80,000 of stock-based compensation charges for the quarter ended December 31, 2007.

Included in expenses for the year ended December 31, 2008 was $161,000 of stock-based compensation charges under SFAS 123(R), compared to $398,000 of stock-based compensation charges for the year ended December 31, 2007.

"Fiscal year 2008 culminated in significant milestones for AFOP," commented Peter Chang, President and Chief Executive Officer.  "Despite the Q4 revenue drop, 2008 overall sales grew 15% to a new record annual sales for the company. Operating profits and net profits continued to improve as well from fiscal year 2007 levels. With 15% annual revenue growth in 2008, we generated 84% more profits from operations than in 2007. As a result, we achieved both record operating profits and record net profits in 2008."

"Our balance sheet grew stronger in 2008. At the end of 2008, Inventory, Accounts Receivable and Accounts Payable all improved from the previous quarter. Most importantly, our cash and cash equivalent assets, together with our short-term and long-term investments, increased by $1.2 million from the year ago to $37.7 million.  The net value does not include $2.6 million of other assets resulting from the right to require UBS to repurchase our auction rate securities at par value beginning on June 30, 2010."

"While we made solid progress with customers, product technology and in operations in calendar year 2008, we recognize that difficult economic conditions globally will represent a strong headwind in our efforts to grow. We expect that revenues for the coming quarter will be in the same range as this most recent quarter. Additionally, with continued focus on operational efficiencies, we expect to keep generating profits from operations in the coming quarter while continuing to invest in growth opportunities for our business." concluded Mr. Chang.

Conference Call
Management will host a conference call at 1:30 p.m. Pacific Time on January 28, 2009 to discuss AFOP's fourth quarter and f iscal year 2008 financial results.  To participate in AFOP's conference call, please call 877-407-9210 at least ten minutes prior to the call in order for the operator to connect you.  The confirmation number for the call is 308646.  AFOP will also provide a live webcast of its fourth quarter and fiscal year 2008 conference call at AFOP's website www.afop.com .  An audio replay will be available until February 11, 2009.  The dial in number for the replay is 877-660-6853 or 201-612-7415.  The replay passcodes (account # 286; conference ID#: 308646) are both required for the replay.

About AFOP
Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, couplers and splitters, thin film CWDM and DWDM components and modules, optical attenuators, and micro-optics devices. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com .

Except for the historical information contained herein, the matters set forth in this press release, including statements as to our expectations regarding future revenue levels, our ability to continue generating profits from operations, our beliefs regarding business conditions, our ability to continue to focus on our operational efficiencies or our successes in doing so, and our ability to continue to invest in growth opportunities, are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to general economic conditions and trends, the impact of competitive products and pricing, timely introduction of new technologies, timely design acceptance by our customers, the acceptance of new products and technologies by our customers, customer demand for our products, the timing of customer orders, loss of key customers, ability to ramp new products into volume production, the costs associated with running our operations, industry-wide shifts in supply and demand for optical components and modules, industry overcapacity, failure of cost control initiatives, financial stability in foreign markets, and other risks detailed from time to time in our SEC reports, including AFOP's Form 10-Q for the quarter ended September 30, 2008. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intention or obligation to update or revise any forward-looking statements.

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	Dec. 31, 2008	Dec. 31, 2007

ASSETS
Current assets:
Cash and short-term investments	$23,954	$36,480
Accounts receivable, net	4,708	5,393
Inventories	5,614	5,003
Other current assets	379	481

Total current assets	34,655	47,357

Long-term investments	13,718	-
Property and equipment, net	4,653	4,373
Other assets	2,772	226

Total assets	$55,798	$51,956

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,572	$4,523
Accrued expenses and other liabilities	3,295	3,519

Total current liabilities	6,867	8,042

Long-term liabilities	891	1,007

Total liabilities	7,758	9,049
Stockholders' equity	48,040	42,907

Total liabilities and stockholders' equity	$55,798	$51,956

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2008	Sep. 30, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
Revenues	$8,201	$10,829	$9,214	$38,754	$33,786
Cost of revenues	5,662	7,403	6,336	26,589	23,158

Gross profit	2,539	3,426	2,878	12,165	10,628

Operating expenses:
Research and development	645	884	804	3,322	3,217
Sales and marketing	485	608	590	2,406	2,349
General and administrative	812	888	864	3,487	3,457

Total operating expenses	1,942	2,380	2,258	9,215	9,023

Income from operations	597	1,046	620	2,950	1,605
Interest and other income, net	319	319	425	1,315	1,758

Net income before tax	$916	$1,365	$1,045	$4,265	$3,363
Income tax	17	20	-	120	-

Net income	$899	$1,345	$1,045	$4,145	$3,363

Net income per share:
Basic	$0.02	$0.03	$0.03	$0.10	$0.08
Diluted	$0.02	$0.03	$0.02	$0.10	$0.08

Weighted average shares outstanding:
Basic	41,796	41,641	41,187	41,601	40,897
Diluted	41,827	42,542	45,010	41,657	44,720

Included in costs and expenses above:
Stock based compensation charges
Cost of revenue	$15	$17	$28	$74	$149
Research and development	6	7	13	32	63
Sales and marketing	4	5	9	22	42
General and administrative	5	5	30	33	144

Total	$30	$34	$80	$161	$398